EX-10.D
								-------


			      AMP Incorporated

			  DEFERRED COMPENSATION PLAN


			 Effective  - January 1, 1995




				AMP INCORPORATED

			   DEFERRED COMPENSATION PLAN

				Table of Contents

ARTICLE I - PURPOSE.................................................. 1
     1.1 Statement of Purpose; Effective Date........................ 1

ARTICLE II - DEFINITIONS............................................. 1
     2.1 Account..................................................... 1
     2.2 Base Salary................................................. 1
     2.3 Beneficiary................................................. 1
     2.4 Board....................................................... 2
     2.5 Bonus....................................................... 2
     2.6 Change in Control........................................... 2
     2.7 Code........................................................ 3
     2.8 Committee................................................... 3
     2.9 Compensation................................................ 3
     2.10 Corporation................................................ 3
     2.11 Credited Service........................................... 3
     2.12 Deferral Account........................................... 3
     2.13 Deferral Benefit........................................... 4
     2.14 Determination Date......................................... 4
     2.15 Eligible Employee.......................................... 4
     2.16 Emergency Benefit.......................................... 4
     2.17 Employer................................................... 4
     2.18 Investment Return Rate..................................... 4
     2.19 Matching Account........................................... 4
     2.20 Matching Amount............................................ 5
     2.21 Matching Percentage........................................ 5
     2.22 Participant................................................ 5
     2.23 Participation Agreement.................................... 5
     2.24 Plan....................................................... 5
     2.25 Plan Year.................................................. 5
     2.26 Savings Plan............................................... 5
     2.27 Selected Affiliate......................................... 5
     2.28 Retirement................................................. 6

ARTICLE III  - Eligibility and Participation......................... 6
     3.1 Eligibility................................................. 6
     3.2 Participation............................................... 6
     3.3 Termination of Participation................................ 6
     3.4 Ineligible Participant...................................... 7

ARTICLE IV - DEFERRAL OF COMPENSATION................................ 7
     4.1 Amount of Deferral.......................................... 7
     4.2 Matching Amounts............................................ 7
     4.3 Crediting Deferred Compensation and Matching Amounts........ 8

ARTICLE V - BENEFIT ACCOUNTS......................................... 8
     5.1 Determination of Account.................................... 8
     5.2 Crediting of Investment Return.............................. 8
     5.3 Statement of Accounts....................................... 9

ARTICLE VI - PAYMENT OF BENEFITS..................................... 9
     6.1 Payment of Deferral Benefit upon Retirement................. 9
     6.2 Payment of Deferral Benefit upon Death, or Disability....... 9
     6.3 Payment of Deferral Benefit upon Any Other Termination......10
     6.4 Emergency Benefit...........................................10
     6.5 Form of Payment.............................................10
     6.6 Commencement of Payments....................................11
     6.7 Small Benefit...............................................11
     6.8 Hardship Withdrawal - "Haircut" Provisions..................11
     6.9 Specific Term Deferrals.....................................11

ARTICLE VII - BENEFICIARY DESIGNATION................................12
     7.1 Beneficiary Designation.....................................12
     7.2 Amendments..................................................12
     7.3 No Designation..............................................13
     7.4 Effect of Payment...........................................12

ARTICLE VIII - ADMINISTRATION........................................12
     8.1 Committee; Duties...........................................12
     8.2 Agents......................................................14
     8.3 Binding Effect of Decisions.................................14
     8.4 Indemnity of Committee......................................14

ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN.......................13
     9.1 Amendment...................................................13
     9.2 Termination.................................................13

ARTICLE X - MISCELLANEOUS............................................15
     10.1 Funding....................................................15
     10.2 Nonassignability...........................................16
     10.3 Legal Fees and Expenses....................................16
     10.4 Captions...................................................15
     10.5 Governing Law..............................................15
     10.6 Successors.................................................15
     10.7 Right to Continued Service.................................15

EXHIBIT A
EXHIBIT B
EXHIBIT C

				AMP Incorporated
			   DEFERRED COMPENSATION PLAN

			      ARTICLE I - PURPOSE

1.1 Statement of Purpose; Effective Date.

The purpose of the AMP Incorporated Deferred Compensation Plan (the "Plan") is to provide selected management and highly compensated employees of the Employer with the option to defer the receipt of portions of their compensation payable for services rendered to the Employer. It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as officers and managers of the Employer. The Plan is effective as of January 1, 1995.

			      ARTICLE II - DEFINITIONS

When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

2.1 Account.

"Account" means the sum of a Participant's Deferral Account and Matching Account under the Plan.

2.2 Base Salary.

"Base Salary" means a Participant's base earnings paid by an Employer without regard to any increases or decreases in base earnings as a result of (i) an election to defer base earnings under this Plan or (ii) an election between benefits or cash provided under a Plan of an Employer maintained pursuant to
Section 125 or 401(k) of the Code and as limited in Exhibit B attached hereto.

2.3 Beneficiary.

"Beneficiary" means the person or persons designated or deemed to be designated by the Participant pursuant to Article VII to receive benefits payable under the Plan in the event of the Participant's death.

2.4 Board.

"Board" means the Board of Directors of the Corporation.

2.5 Bonus.

"Bonus" means a Participant's annual cash bonus paid by the Employer to a Participant under the plans listed in Exhibit B attached hereto and to the degree limited in Exhibit B, as applicable, without regard to any decreases as a result of (i) an election to defer all or any portion of a bonus under this Plan or (ii) an election between benefits or cash provided under a plan of the Employer maintained pursuant to Section 401(k) of the Code.

2.6 Change in Control.

"Change in Control" means the date on which any of the following is effective:

a. The acquisition of beneficial ownership (other than from the Corporation) by any person, entity or "group," within the meaning of Section 13 (d)(3) or Section 14 (d)(2) of the
Securities Exchange Act of 1934 (the "Exchange Act"), excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries that acquires beneficial ownership of voting securities of the Corporation (within the meaning of Rule 13d-3 promulgated under the Exchange
Act), of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

b. A change in the persons constituting the Board as its exists at the date hereof (the "Incumbent Board") such that the directors of the Incumbent Board no longer constitute a majority of the Board; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the Corporation's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this agreement, considered as though such person were a member of the Incumbent Board; or

c. Approval by the stockholders of the Corporation of a reorganization, merger, consolidation in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then outstanding voting securities, or a liquidation or dissolution of the Corporation or of the sale of all or substantially all of the assets of the Corporation.

2.7 Code.

"Code" means the Internal Revenue Code of 1986, as amended.

2.8 Committee.

"Committee" has the meaning set forth in Section 8.1.

2.9 Compensation.

"Compensation" means the Base Salary and Bonus payable with respect to an Eligible Employee for each calendar year.

2.10 Corporation.

"Corporation" means AMP Incorporated (AMP) and any successor thereto.

2.11 Credited Service.

"Credited Service" means the sum of all periods of a Participant's employment by the Corporation or a Selected
Affiliate for which vesting service credit is given under the Savings Plan.

2.12 Deferral Account.

"Deferral Account" means the account maintained on the books of the Employer for the purpose of accounting for the amount of Compensation that each Participant elects to defer under the Plan and for the amount of investment return credited thereto pursuant to Article V.

2.13 Deferral Benefit.

"Deferral Benefit" means the benefit payable to a Participant or his or her Beneficiary pursuant to Article VI.

2.14 Determination Date.

"Determination Date" means a date on which the amount of a Participant's Account is determined as provided in Article V.
The first day of each calendar month shall be a Determination
Date.

2.15 Eligible Employee.

"Eligible Employee" means a highly compensated or management employee of the Corporation who is designated by the Committee, by Name or group or description, in accordance with Section 3.1 as eligible to participate in the Plan.

2.16 Emergency Benefit.

"Emergency Benefit" has the meaning set forth in Section 6.2.

2.17 Employer.

"Employer" means, with respect to a Participant, the Corporation or the Selected Affiliate which pays such Participant's
Compensation.

2.18 Investment Return Rate.

"Investment Return Rate" means:
(a) In the case of an investment named in Exhibit C of a fixed income nature, the interest deemed to be credited,

(b) In the case of an investment named in Exhibit C of an equity investment nature, the increase and decrease in deemed value and dividends deemed to be credited.

2.19 Matching Account.

"Matching Account" means the account maintained on the books of the Employer for the purpose of accounting for the Matching
Amount and for the amount of investment return credited thereto for each Participant pursuant to Article V.

2.20 Matching Amount.

"Matching Amount"  means the amount credited to a Participant's
Matching Account under Section 4.3.

2.21 Matching Percentage.

"Matching Percentage" means the matching contribution percentage (or percentages) in effect for a specific Plan Year under the Savings Plan, which percentage is applied to the matchable portion of a Participant's pre-tax elective contributions under the Savings Plan to determine the amount of the Participant's company matching contributions under the Savings Plan.

2.22 Participant.

"Participant" means any Eligible Employee who elects to participate by filing a Participant Agreement as provided in
Section 3.2.

2.23 Participation Agreement.

"Participation Agreement" means the agreement filed by a Participant, in the form prescribed by the Committee, pursuant to
Section 3.2.

2.24 Plan.

"Plan" means the AMP Incorporated Deferred Compensation Plan, as amended from time to time.

2.25 Plan Year.

"Plan Year" means a twelve-month period commencing January 1 and ending the following December 31, provided that the first Plan year shall commence January 1, 1995, and end December 31, 1995.

2.26 Savings Plan.

"Savings Plan" means, with respect to a Participant, the AMP
Incorporated Employee Savings and Thrift Plan, as Amended and
Restated January 1, 1987, or as may be amended from time to time.

2.27 Selected Affiliate.

"Selected Affiliate" means (1) any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the chain owns or controls, directly or indirectly, stock possessing not less than 50 percent of the total combined voting power of all classes of stock in one of the other corporations, or (2) any partnership or joint venture in which one or more of such corporations is a partner or venturer, each of which shall be selected by the Committee.

2.28 Retirement

"Retirement" means the voluntary termination of a Participant when retirement is permitted under the AMP Pension Plan, the AMP Pension Restoration Plan, or any other retirement plan maintained by the Corporation or a Selected Affiliate as defined therein.

	 ARTICLE III  - Eligibility and Participation

3.1 Eligibility.

Eligibility to participate in the Plan is limited to Eligible Employees. From time to time, and subject to Section 3.4, the Committee shall prepare, and attach to the Plan as Exhibit A, a complete list of the Eligible Employees, by individual name or by reference to an identifiable group of persons, of whom shall be a select group of management or highly compensated employees.

3.2 Participation.

Participation in the Plan shall be limited to Eligible Employees who elect to participate in the Plan by filing a Participation Agreement with the Committee. An Eligible Employee shall commence or recommence participation in the Plan upon the first day of the calendar year immediately following the receipt of his or her Participation Agreement by the Committee, but in the case of an Eligible Employee who is newly hired participation shall commence upon the first day of his or her first payroll period following the receipt of his or her Participation Agreement by the Committee.

3.3 Termination of Participation.

A Participant may change a previously elected percentage of deferral of Base Salary or elect to terminate his or her participation in the Plan at any time by filing a written notice thereof with the Committee. Changes will only become effective as of the beginning of the next calendar year following receipt of the change in election by the Committee and in accordance with the Company's prevailing administrative procedures. Amounts credited to such Participant's Account with respect to periods prior to the effective date of such termination shall continue to be payable pursuant to, receive investment return on, and otherwise be governed by, the terms of the Plan.

3.4 Ineligible Participant.

Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that any Participant may not qualify as a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, the Employer shall make an immediate lump sum payment to the Participant equal to the vested amount credited to his Account. Upon such payment, no benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant's elections as to the time and manner of payment of his Account will be deemed to be canceled.

	   ARTICLE IV - DEFERRAL OF COMPENSATION

4.1 Amount of Deferral.

With respect to each Plan Year, a Participant may elect to defer a specified percentage of his or her Compensation up to the percentage of Compensation defined and the terms described in
Exhibit B attached hereto.    A Participant may change the
percentage of his or her Compensation to be deferred by filing a written notice thereof with the Committee. Any such change shall be effective as of the first day of the Plan Year immediately following the Plan Year in which such notice is filed with the Committee.

4.2 Matching Amounts.

The Employer shall provide Matching Amounts under this Plan with respect to each Participant based on the Matching Percentage in effect from time to time under the Savings Plan. The total Matching Amounts under this Plan on behalf of a Participant for each Plan Year shall not exceed the difference between (i) the Matching Percentage of the matchable portion of the Base Salary deferred by a Participant under this Plan and of the Participant's pre-tax elective deferrals for the Plan Year under the Savings Plan, less (ii) the company matching contributions actually allocated to the Participant under the Savings Plan for such Plan Year. For purposes hereof, the matchable portion of the Participant's deferrals shall be determined in the same manner as the matchable portion of the Participant's Savings Plan pre-tax elective deferrals, without regard however to any Code-related limitations on compensation or contributions.
4.3 Crediting Deferred Compensation and Matching Amounts.
The amount of Compensation that a Participant elects to defer under the Plan shall be credited by the Employer to the Participant's Deferral Account monthly. To the extent that the Employer is required to withhold any taxes or other amounts from a Participant's deferred Compensation pursuant to any state, federal or local law, such amounts shall be withheld only from the Participant's Bonus compensation before such amounts are credited unless the Participant notes otherwise, in writing, at the time his election to defer is made. The Matching Amount under the Plan for each Participant under Section 4.2 shall be credited by the Employer no later than the time that matching contributions are allocated under the Savings Plan.

		    ARTICLE V - BENEFIT ACCOUNTS

5.1 Determination of Account.

As of each Determination Date, a Participant's Account shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date, plus the Participant's deferred Compensation and Matching Amount credited pursuant to
Section 4.3 since the immediately preceding Determination Date, plus investment return credited as of such Determination Date pursuant to Section 5.2, minus the aggregate amount of distributions, if any, made from such Account since the immediately preceding Determination Date.

5.2 Crediting of Investment Return.

As of each Determination Date, each Participant's Deferral Account and Matching Account shall be increased by the amount of investment return earned since the immediately preceding Determination Date. Investment return shall be credited at the Investment Return Rate as of such Determination Date based on the average balance of the Participant's Deferral Account and Matching Account, respectively, since the immediately preceding Determination Date, but after such Accounts have been adjusted for any contributions or distributions to be credited or deducted for such period. Investment return for the period prior to the first Determination Date applicable to a Deferral Account or a Matching Account shall be deemed earned ratably over such period. Until a Participant or his or her Beneficiary receives his or her entire Account, the unpaid balance thereof shall earn an investment return as provided in this Section 5.2.

5.3 Statement of Accounts.

The Committee shall provide to each Participant, within 120 days after the close of each Plan Year, a statement setting forth the balance of such Participant's Account as of the last day of the preceding Plan Year and showing all adjustments made thereto during such Plan Year.

5.4 Vesting of Account.

Except as provided in Sections 10.1 and 10.2, a Participant shall be 100% vested in his or her Deferral Account at all times. A Participant's interest in his or her Matching Account shall be 100% vested as of the earlier of a Change in Control, his or her death, disability or Retirement at or after age 65. Prior to any of these events, a Participant's interest in his or her Matching Account shall vest under the vesting schedule for matching contributions under the Savings Plan.

Any nonvested portion of a Participant's Matching Account shall be forfeited in the event of Participant's Termination for reasons other than death, disability, or Retirement at or after age 65. Forfeitures under the Plan shall be for the benefit of the Employer and shall not be credited to other Participants.

		   ARTICLE VI - PAYMENT OF BENEFITS

6.1 Payment of Deferral Benefit upon Retirement.

Upon the termination of service of the Participant as an employee of the Employer and all Selected Affiliates, by reason of Retirement, the Employer shall pay to the Participant a Deferral
Benefit based on his written election pursuant to Section 6.5.

6.2 Payment of Deferral Benefit upon Death or Disability.

Upon the death or disability of a Participant, the Employer shall pay to the Participant or his Beneficiary, as the case may be, a Deferral Benefit equal to the balance of his vested Account determined pursuant to Article V, less any amounts previously distributed. Payment shall be in the form elected by the Participant in accordance with Section 6.5, provided that upon application by the disabled Participant or Beneficiary the Committee, in its sole and absolute discretion, may override an election of installment payments and direct payment of the Deferral Benefit in a lump sum. For purposes hereof, "disability" shall be determined in accordance with the criteria applicable for purposes of the Corporation's long-term disability plan.

6.3 Payment of Deferral Benefit upon Any Other Termination.

Upon the termination of service of the Participant as an employee of the Employer and all Selected Affiliates for reasons other than Retirement, death or disability, the Employer shall pay to the Participant or his Beneficiary, as the case may be, a Deferral Benefit equal to the balance of his or her vested Account determined pursuant to Article V, less any amounts previously distributed, twelve (12) months after termination occurs. If, during that twelve (12) month period, the Participant violates any confidentiality agreement, intellectual property agreement or non-competition agreement with an Employer in effect at the time of the termination, the Participant's Deferral Account shall be reduced to reflect the value that it would have on that date if it were credited with the lower of 30-day treasury rates or 6% from the time the contributions to that account were initially made, and the Participant's Matching Account shall be forfeited.

6.4 Emergency Benefit.

In the event that the Committee, under written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Employer shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency (the "Emergency Benefit"), but not exceeding the aggregate balance of such Participant's Deferral Account (and the vested portion of his Matching Account) as of the date of such payment. For purposes of this Section 6.2, an "unforeseeable financial emergency" shall mean an event that the Committee determines to give rise to an unexpected need for cash arising from an illness, disability, casualty loss, sudden financial reversal or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Amounts of an Emergency Benefit may not exceed the amount the Committee reasonably determines to be necessary to meet such emergency needs (including taxes incurred by reason of a taxable distribution). The amount of the Deferral Benefit otherwise payable under the Plan to such Participant shall be adjusted to reflect the early payment of the Emergency Benefit.

6.5     Form of Payment.

The Deferral Benefit payable pursuant to Section 6.1 shall be paid in one of the following forms, as elected by the Participant in his or her Participant Agreement on file as of one (1) year and one (1) day prior to the date of termination
(a)     Annual payments of a fixed amount which
	shall amortize the vested Account balance, or the in-service distribution portion thereof, as of the payment commencement date over a period not to exceed ten (10) years (together, in the case of each annual payment, with interest thereon credited after the payment commencement date pursuant to Section 5.2).

(b)     A lump sum.

6.6 Commencement of Payments.

Commencement of payments under Section 6.1 of the Plan shall begin within 60 days following receipt of written notice by the Committee of an event which entitles a Participant (or a Beneficiary) to payments under the Plan.

6.7 Small Benefit.

In the event the Committee determines that the balance of a Participant's Account is less than $500 at the time of commencement of payments, or the portion of the balance of the Participant's Account payable to any Beneficiary is less than $500 at the time of commencement of payments, the Committee may inform the Employer and the Employer, in its discretion, may choose to pay the benefit in the form of a lump sum payment, notwithstanding any provision of the Plan or a Participant election to the contrary. Such lump sum payment shall be equal to the balance of the Participant's Account or the portion thereof payable to a Beneficiary.

6.8 Hardship Withdrawal - "Haircut" Provisions

Notwithstanding any other provision of the Plan, an actively-employed Participant at any time shall be entitled to receive, upon written request to the Committee, a lump sum distribution of the entire amount owed to the Participant under the Plan subject to penalties as set forth below:

(a) The lump-sum will be equal to 90% of the Participant's then current Deferral Account and vested Matching Account balances, and;

(b) The remaining balance shall be forfeited by the Participant, and;

(c) The Participant will not be eligible to recommence income deferrals until the first of the January following a one
(1) year period commencing on the date of withdrawal, and then only if otherwise eligible to participate under the terms of the Plan.

The amount payable under this section of the Plan shall be paid within forty-five (45) days following receipt of written notice by the Committee.

6.9 Specific Term Deferrals

The Company may, from time to time, offer to Participants the opportunity to defer specific amounts of Base Salary or Bonus for a specific duration and paid out in installments prior to normal retirement. These deferrals will be accounted for separately and will be paid out in accordance with an election that applies only to that deferral.

	      ARTICLE VII - BENEFICIARY DESIGNATION

7.1 Beneficiary Designation.

Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary to whom payment under the Plan shall be made in the event of his or her death prior to complete distribution to the Participant of his or her Account. Any Beneficiary designation shall be made in a written instrument provided by the Committee. All Beneficiary designations must be filed with the Committee and shall be effective only when received in writing by the Committee.

7.2 Amendments.

Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed.

7.3 No Designation.

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate

7.4 Effect of Payment.

Payment to a Participant's Beneficiary (or, upon the death of a primary Beneficiary, to the contingent Beneficiary or, if none, to the Participant's estate) shall completely discharge the Employer's obligations to the Participant under the Plan.

		ARTICLE VIII - ADMINISTRATION

8.1 Committee; Duties.

The administrative committee for the Plan (the "Committee") shall be those members of the Compensation and Management Development Committee of the Board who are not Participants, as long as there are at least three such members. If there are not at least three such non-participating persons on the Committee, the Chief Executive Officer of the Corporation shall appoint other non-participating Directors or Corporation officers to serve on the Committee. The Committee shall supervise the administration and operation of the Plan, may from time to time adopt rules and procedures governing the Plan and shall have authority to give interpretive rulings with respect to the Plan.
8.2 Agents.

The Committee may appoint an individual, who may be an employee of the Corporation, to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Corporation.

8.3 Binding Effect of Decisions.

Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

8.4 Indemnity of Committee.

The Corporation shall indemnify and hold harmless the members of the Committee and their duly appointed agents under Section 8.2 against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee.

	ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN

9.1 Amendment.

The Corporation, on behalf of itself and of each Selected Affiliate, may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant's Account, as it existed as of the day before the effective date of such amendment, suspension or reinstatement, without such Participant's prior written consent. Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.

9.2 Termination.

The Corporation, on behalf of itself and of each Selected Affiliate, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Committee shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant's Account, the crediting of investment return under Section 5.2 or the timing or method of distribution of a Participant's Account, without the Participant's prior written consent. Notwithstanding the foregoing, a termination of the Plan shall not give rise to accelerated or automatic vesting of any Participant's Matching Account.

		    ARTICLE X - MISCELLANEOUS

10.1 Funding.

Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future. Notwithstanding the foregoing, in the event of a Change in Control, the Corporation shall create an irrevocable trust, or before such time the Corporation may create an irrevocable or revocable trust, to hold funds to be used in payment of the obligations of Employers under the Plan. In the event of a Change in Control or prior thereto, the Employers shall fund such trust in an amount equal to no less than the total value of the Participants' Accounts under the Plan as of the Determination Date immediately preceding the Change in Control, provided that any funds contained therein shall remain liable for the claims of the respective Employer's general creditors.

10.2 Nonassignability.

No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them), shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit (including the Deferral Account) to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Secretary of the Corporation and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the "Terminated Participant").

As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Employer and, in the Committee's sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.

10.3 Legal Fees and Expenses.

It is the intent of the Corporation and each Selected Affiliate that no Eligible Employee or former Eligible Employee be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to an Eligible Employee hereunder. Accordingly, if after a Change in Control it should appear that the Employer has failed to comply with any of its obligations under this Plan or in the event that after a Change in Control the Employer or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Eligible Employee the benefits intended to be provided to such Eligible Employee hereunder, the Employer irrevocably authorizes such Eligible Employee from time to time to retain counsel of his or her choice, at the expense of the Employer as hereafter provided, to represent such Eligible Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Employer or any director, officer, stockholder or other person affiliated with the Employer in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Employer and such counsel, the Employer irrevocably consents to such Eligible Employee's entering into an attorney-client relationship with such counsel, and in that connection the Employer and such Eligible Employee agree that a confidential relationship shall exist between such Eligible Employee and such counsel. The Employer shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by such Eligible Employee as a result of the Employer's failure after a Change in Control to perform under this Plan or any provision thereof; or as a result of the Employer or any person contesting the validity or enforceability of this Plan or any provision thereof.

10.4 Captions.

The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

10.5 Governing Law.

The provisions of the Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania.

10.6 Successors.

The provisions of the Plan shall bind and inure to the benefit of the Corporation, its Selected Affiliates, and their respective successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Corporation or a Selected Affiliate and successors of any such corporation or other business entity.

10.7 Right to Continued Service.

Nothing contained herein shall be construed to confer upon any Employee the right to continue to serve as an Employee of the Employer or in any other capacity.

Executed this     day of December, 1994.


    AMP Incorporated

    By:

   Title:


EXHIBIT A

Re:     Section 3.1 -Eligible Employees

Date:   January 1, 1995

The Committee has determined that the following named individuals are eligible to participate in the Plan as Eligible Employees:

			Initial
		      Eligibility
 Name                    Date

H. Cole                 01/01/95
D. Cornelius            01/01/95
T. Dalrymple            01/01/95
K. Drysdale             01/01/95
R. Gassner              01/01/95
C. Goonrey              01/01/95
J. Gorjat               01/01/95
P. Guarneschelli        01/01/95
J. Gurski               01/01/95
J. Hassan               01/01/95
D. Hooper               01/01/95
D. Horowitz             01/01/95
W. Hudson               01/01/95
A. Kastel               01/01/95
J. Kegel                01/01/95
R. Knerr                01/01/95
J. Maher                01/01/95
J. Marley               01/01/95
N. Proietto             01/01/95
R. Ripp                 01/01/95
B. Savidge              01/01/95
R. Seall                01/01/95
C. Timmins              01/01/95
P. Workinger            01/01/95
D. Wilkie               01/01/95


			    EXHIBIT B

Re:     Section 4.1 - Amount of Deferral

Dated:  January 1, 1995

As of the date above, and effective until this Exhibit is Modified by the Committee, the table below indicates the types of compensation which are eligible for income deferral at the assigned percentages as noted:

Type of Compensation       Maximum Percentage         Other Limitations
			   that can be deferred

Base Salary                15%                      Offset by any amount
						    deferred on a pre-
						    tax basis in the
						    Savings Plan.
						    Deferrals to this
						    Plan will be
						    modified to prevent
						    Participant income
						    for qualified plan
						    purposes from
						    falling below the
						    limit as described
						    in IRC Section 401(a)(17)
						    currently set
						    $150,000.

Management Incentive
Plan                        100%                    In increments of 25%

Any Other Annual
Cash Bonus Plan of
an Employer                 100%                    In Increments of 25%


				      EXHIBIT C

Re:     Section 2.18 - Investment Return Rate

Date: January 1, 1995


The following indicate the investment account equivalents available as of the date indicated that are used in determining the Investment Return Rate.

Account Name               Effective Date           Description

Fixed Return               1/1/95                   120% of the Applicable
						    Federal Mid-term Rate,
						    adjusted monthly

AMP Common Stock           1/1/95                   Investment credit
						    equivalent to an
						    investment in AMP
						    Incorporated common
						    shares including
						    dividend reinvestment